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                                                               EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

   Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

   FIRST:  The name of the Corporation is THE VINTAGE GROUP USA, LTD.

   SECOND: The following amendment to the Articles of Incorporation was adopted on the third day of June, 1996, as prescribed by the Colorado Business Corporation Act, by a vote of the Shareholders. The number of Shares voted for the amendment was sufficient for approval. Article I is hereby deleted in its entirety and the following Article I is inserted:

                              "ARTICLE I

   The name of the Corporation is METROGOLF INCORPORATED."

   THIRD: The amendment does not effect any exchange, reclassification, or cancellation of issued shares.

   IN WITNESS WHEREOF, the undersigned, CHARLES D. TOURTELLOTTE, as President of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation on the third day of June, 1996.


                                           THE VINTAGE GROUP USA, LTD.
                                           A Colorado Corporation



                                           By  /s/ Charles D. Tourtellotte
                                               ----------------------------
                                               CHARLES D. TOURTELLOTTE
                                               President